UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2016

MPM HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-201338	47-1756080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

MOMENTIVE PERFORMANCE MATERIALS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Hudson River Road Waterford, NY 12188	(518) 233-3330
(Address of principal executive offices including zip code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Board Composition Agreement, dated as of October 24, 2014 (the “Agreement”), by and among MPM Holdings Inc., a Delaware corporation (the “Company”), and each of the stockholders of the Company party thereto, as a result of a vacancy on the Company’s Board of Directors (the “Board”) and pursuant to notice given by the Independent Directors (as defined in the Agreement), on August 4, 2016 Theodore (Ted) Butz was appointed as a director to serve on the Board. Mr. Butz replaces Jason G. New who resigned from the Board as of August 4, 2016. Mr. Butz has also been elected to serve on the Environment, Health and Safety Committee of the Board.

Mr. Butz is entitled to receive compensation applicable to all of the Company's directors as described in the Company's Annual Report on Form 10-K filed on March 1, 2016, under the sub-heading “Narrative to the Director Compensation Table.” There is no other material Company plan, contract or arrangement in which Mr. Butz will participate in connection with his appointment.

A copy of this news release dated August 4, 2016 is being filed as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 4, 2016, the Company issued a news release announcing its Second Quarter 2016 results.  A copy of this news release is being filed as Exhibit 99.2 to this current report.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit 99.1	News Release dated August 4, 2016 announcing new director.
Exhibit 99.2	News Release dated August 4, 2016 announcing MPM Holdings Inc.'s Second Quarter 2016 results conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPM HOLDINGS INC.

Date: August 4, 2016	/s/ Erick R. Asmussen
Erick R. Asmussen
Chief Financial Officer

MOMENTIVE PERFORMANCE MATERIALS INC.

/s/ Erick R. Asmussen
Erick R. Asmussen
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	News Release dated August 4, 2016 announcing new director.
99.2	News Release dated August 4, 2016 announcing MPM Holdings Inc.'s Second Quarter 2016 results conference call.